AMENDMENT AGREEMENT


                  THIS AMENDMENT AGREEMENT ("Agreement") is made and entered into as of January 1, 1998, by and between DENAMERICA CORP., a Georgia corporation ("Employer"), and WILLIAM G. COX ("Employee").

                                    RECITALS

                  A. Employee has been employed as Vice President and Chief Operating Officer of Employer since March 29, 1996, pursuant to that certain Executive Employment Agreement between Employer and Employee (the "Employment Agreement"), a copy of which is attached as Exhibit A hereto.

                  B.  Employee  and  Employer  desire to enter into this written
Agreement  in  order  to  memorialize   certain  amendments  to  the  Employment
Agreement, all as set forth in this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

         1. Extension of Employment Term; Amendments to Termination  Provisions.
Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

         3. Term of Employment.

                  (a) Employment Term. The term of Executive's employment (the "Employment Period") hereunder shall continue until December 31, 2000 and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then-current term.

                  (b)      Termination     Under     Certain      Circumstances.
                           Notwithstanding   anything  to  the  contrary  herein
                           contained:

                           (i) Death. Executive's employment shall be automatically terminated, without notice, effective upon the date of Executive's death;

                           (ii) Disability. If Executive shall fail, for a period of more than 90 consecutive days, or for 90 days within any 180 day period, to perform any of Executive's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option, upon notice to Executive, terminate Executive's employment effective on the date of that notice;

                           (iii) Unilateral Decision by Executive. Executive may, at his option, upon notice to Employer, terminate Executive's employment effective on the date of that notice;

                           (iv)     Termination  "For Cause".  Employer  may, at
                                    its  option,   upon  notice  to   Executive,
                                    terminate Executive's employment "for cause"
                                    effective  on the  date  of such  notice  if
                                    Executive   engages   in  an  act  or   acts
                                    involving a crime,  moral turpitude,  fraud,
                                    or dishonesty; or
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                           (v)      Change in Control.  In the event of a Change
                                    of Control of Employer as defined in Section
                                    3(d),  below,  Executive may, at his option,
                                    upon notice to Employer within 30 days after
                                    such   Change  in   Control   of   Employer,
                                    terminate Executive's employment effective on the date of the notice.

                  (c) Result of Termination. In the event of the termination of Executive's employment pursuant to
                           Section 3(b)(i), (ii), (iii), (iv) above, Executive shall receive no further compensation under this Agreement. In the event of termination of Executive's employment pursuant to Section 3(b)(v), then (i) Employer shall pay Executive in a lump sum on the date of termination an amount equal to his fixed salary for the longer of one year or the balance of the then-current term of Executive's employment under this Agreement as if such employment had not terminated, and (ii) all of Executive's stock options that are not vested and exercisable as of the date of such termination shall immediately vest and become exercisable in full.

                  (d) Change in Control. The term "Change in Control" of Employer shall mean a change in control of a nature that would be required to be reported in response to
                           Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if
                           Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 that serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when:

                           (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a current director or officer of Employer becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly of securities of Employer representing 20% or more of the combined voting power of Employer's then-outstanding securities, except that this provision shall not apply to any public or private offering of Employer's common stock;

                           (ii) during the period of this Agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors") cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Original Directors and Approved Directors;

                           (iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control Employer and such offer is consummated for the ownership of securities of Employer representing 20% or more of the combined voting power of Employer's then-outstanding voting securities;

                           (iv)     Employer is merged, consolidated,  or enters
                                    into  a   reorganization   transaction  with
                                    another  person  and as the  result  of such
                                    merger,  consolidation,   or  reorganization
                                    less  than  75%  of the  outstanding  equity
                                    securities  of the  surviving  or  resulting
                                    person shall then be owned in the  aggregate
                                    by the former stockholders of Employer; or
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                           (v)      Employer  transfer  substantially all of its
                                    assets to another  person or entity  that is
                                    not a wholly owned  subsidiary  of Employer.
                                    Sales    of    Employer's    Common    Stock
                                    beneficially    owned   or   controlled   by
                                    Executive   shall  not  be   considered   in
                                    determining whether a Change in Control has occurred.

         2. Amendment to Covenant Not to Compete. Section 6(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

                  (c) Competing Business. During the Employment Period and for a period of 12 months after the termination of the Employment Period, regardless of who initiates the termination and for any reason except for termination resulting from a Change of Control, Employee shall not, directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, in any manner whatsoever, engage in business with any of the following entities, or any of their affiliates of franchisees:
                           Shoney's,  Bob Evans,  Cracker Barrel,  International
                           House of Pancakes, Perkin's Family Restaurants, Village Inn, Frisch's Big Boy or Country Kitchen.

         3. Miscellaneous.

                           (a) Effect on Employment Agreement. Except as amended
by the terms of this Agreement, the terms and conditions of the Employment Agreement shall remain in full force and effect.

                           (b) Indulgences; Waivers. Neither any failure nor any
delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (c) Controlling Law. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona conflict of law rules to the contrary.

                           (d) Binding Nature of Agreement. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity which acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.

                           (e) Entire Agreement.  This Agreement,  together with
the Employment Agreement as amended hereby, contains the entire understanding between the parties hereto with respect to the employment of Employee by
Employer,   and  supersedes  all  prior  and   contemporaneous   agreements  and
understandings, inducements and conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
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                           (f) Execution in Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date of the first above written.

Employer:                               Employee:

DENAMERICA CORP., a Georgia
Corporation


By:
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Name:                                   William G. Cox
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Its:
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